                                                                      Exhibit 19

                               POWER OF ATTORNEY
                               -----------------

       We, the undersigned Trustees of WM Trust I, WM Trust II, WM Variable Trust, WM Prime Income Fund and WM Strategic Asset Management Portfolios (collectively, the "Registrants") hereby constitute and appoint Monte D. Calvin, Sandra A. Cavanaugh, William G. Papesh and John T. West, and each of them acting alone, as his/her true and lawful attorney and agent, with power of substitution or resubstitution, to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable or which may be required to enable each of the Registrants to comply with the Securities Act of 1933, as amended (the"1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with each Registrant's Registration Statement(s) on Form N-1A or N-2 pursuant to the 1933 Act and/or the 1940 Act, together with any and all amendments thereto, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a trustee or director (as appropriate) of each Registrant each such Registration Statement and any and all such amendments filed with the Securities and Exchange Commission under the 1933 Act and/or the 1940 Act, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

     WITNESS my hand on the date set forth below.


    Signature                     Title                Date
    ---------                     -----                ----
DAVID E. ANDERSON                Trustee          March 24, 1998
-----------------
David E. Anderson

WAYNE L. ATTWOOD, M.D.           Trustee          March 12, 1998
----------------------
Wayne L. Attwood, M.D.

ARTHUR H. BERNSTEIN, Esq.        Trustee          March 15, 1998
-------------------------
Arthur H. Bernstein, Esq.

KRISTIANNE BLAKE                 Trustee          March 10, 1998
----------------
Kristianne Blake

EDMOND R. DAVIS, Esq.            Trustee          March 11, 1998
---------------------
Edmond R. Davis, Esq.

JOHN W. ENGLISH                  Trustee          March 15, 1998
---------------
John W. English

ANNE V. FARRELL                  Trustee          March 24, 1998
---------------
Anne V. Farrell

MICHAEL K. MURPHY                Trustee          March 10, 1998
-----------------
Michael K. Murphy

ALFRED E. OSBORNE, JR. Ph.D      Trustee          March 13, 1998
---------------------------
Alfred E. Osborne, Jr. Ph.D

WILLIAM G. PAPESH                Trustee          March 11, 1998
-----------------
William G. Papesh

DANIEL L. PAVELICH               Trustee          March 10, 1998
------------------
Daniel L. Pavelich

JAY ROCKEY                       Trustee          March 10, 1998
----------
Jay Rockey

RICHARD C. YANCEY                Trustee          March 24, 1998
-----------------
Richard C. Yancey